                                                                   EXHIBIT 10.75

                               TABLE OF CONTENTS

1.   DEFINITIONS...........................................................  2

2.   TERM..................................................................  8
     a)    Initial and Renewal Term........................................  9
     b)    Continuation of Service.........................................  9
     c)    Right of First Refusal.......................................... 10

3.   GRANT OF RIGHT........................................................ 11
     a)    Exclusive Right................................................. 11
     b)    Right to Sublicense............................................. 12

4.   RESTRICTIONS AND LIMITATIONS.......................................... 12
     a)    Limitation on Rights............................................ 12
     b)    Competitive Services............................................ 13
     c)    Reservation of Rights........................................... 14
     d)    Requirement for Commercial Service Agreements................... 14

5.   MULTI-LOCATION ACCOUNTS............................................... 15

6.   CONTENT OF SERVICE.................................................... 16

7.   ADJUNCT SERVICES...................................................... 17

8.   TRANSMISSION OF SERVICE............................................... 18
     a)    Costs of Transmission........................................... 18
     b)    Technical Information to be provided............................ 19
     c)    Alternative distribution of the Service......................... 20
     d)    Changes in reception system..................................... 20
     e)    Interruption in Transmission of Service......................... 21
           (i)    Involuntary Minor Interruption........................... 21
           (ii)   Involuntary Major Interruption........................... 22
           (iii)  Voluntary Minor Interruption............................. 24
           (iv)   Voluntary Major Interruption............................. 25
     f)    Satellite Transition............................................ 27

9.   DELIVERY AND DISTRIBUTION OF THE SERVICE.............................. 28
     a)    Reception Equipment............................................. 28
     b)    No Additions, Deletions, etc.................................... 29
     c)    Pavment Required................................................ 29
     d)    Private Use or Recording........................................ 29




*** Confidential portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

10.  SERVICE FEES.......................................................... 29
           (i)    Basic Fees............................................... 29
           (ii)   Affiliate Fees........................................... 29
     b)    Time for payment................................................ 30
     c)    Payment in American Dollars..................................... 31
     d)    Service Fee Adjustment Dates.................................... 31
     e)    Best Rate....................................................... 31
     f)    Service fee exemption........................................... 32

11.  REPORTS AND RECORDS................................................... 33
     a)    Books, records and audits....................................... 33
     b)    Monthly accounting statements................................... 33
     c)    Dispute......................................................... 33

12.  COLLECTIONS........................................................... 34

13.  PAYMENT OF TAXES...................................................... 34

14.  MUSIC PERFORMANCE AND OTHER MUSIC RIGHTS.............................. 35

15.  RESEARCH.............................................................. 36
     a)    Each Party to Provide Information............................... 35
     b)    Other Research.................................................. 36

16.  PROPRIETARY MARKS..................................................... 36
     a)    Rights in Proprietary Marks..................................... 36
     b)    Acknowledgement of Rights....................................... 37
     c)    Quality Standards and Samples................................... 37
     d)    Protection of Proprietary Marks................................. 38
     e)    Form of Use..................................................... 38
     f)    Infringement Proceedings........................................ 39

17.  MARKETING AND PROMOTION............................................... 39

18.  TERMINATION, OBLIGATIONS UPON TERMINATION OR EXPIRATION............... 40
     a)    Right to Terminate.............................................. 40
     b)    Obligations Upon Termination or Expiration...................... 40
     c)    Effect of Expiration or Termination............................. 41

19.  WARRANTIES AND INDEMNITIES............................................ 41

     a)    DMX US's Warranties............................................. 41
     b)    DMX CANADA's Warranties......................................... 43
     c)    DMX CANADA's Indemnification.................................... 43
     d)    DMX US's Indemnification........................................ 44
     e)    Notice of Claims................................................ 45
     f)    Limitation of Liability......................................... 45

20.  FORCE MAJEURE......................................................... 45

21.  NOTICES............................................................... 46

22.  CONFIDENTIALITY....................................................... 47

23.  ASSIGNMENT............................................................ 48
     a)    Assigment: Binding Effect; Reorganization....................... 48
     b)    Insolvency...................................................... 49

24.  MISCELLANEOUS......................................................... 49
     a)    Entire Agreement; Amendments; Waivers........................... 49
     b)    Governing Law................................................... 50
     c)    No Agency....................................................... 50
     d)    Jurisdiction for Disputes....................................... 50
     e)    Injunctive Relief............................................... 50
     f)    No Partnership.................................................. 50
     g)    Severability.................................................... 51
     h)    Headings and Captions........................................... 51
     i)    Counterparts.................................................... 51
     J)    No Inference Against Author..................................... 51
     k)    No Third Party Beneficiaries.................................... 51
     1)    Arbitration..................................................... 51

                 COMMERCIAL LICENSE AND DISTRIBUTION AGREEMENT

        This Agreement made as of the 1st day November, 1994, by and between:


DMX Inc., a Delaware Corporation, with offices at 11400 W. Olympic Boulevard, Suite 1100, Los Angeles, California 90064-1507 ("DMX US")


                                      and

The DMX Canada Partnership, a partnership with offices at Suite 900, 630 - 3rd Avenue S.W. Calgary, Alberta T2P 4L4, Canada ("DMX CANADA")

RECITALS:

1. WHEREAS, International Cablecasting Technologies Inc., the predecessor of DMX US, and DMX-Canada Ltd. entered into a license and distribution agreement dated March 9, 1992, (the "Original License") under which DMX US granted to DMX-Canada Ltd. the exclusive license and right to distribute the Service, as hereinafter defined, in Canada;

2. AND WHEREAS, The DMX Canada Partnership has acquired or will acquire all the rights and interests of DMX-Canada Ltd. under the Original License and shall continue offering the Service under the name DMX CANADA;

3. AND WHEREAS, DMX CANADA wishes to acquire from DMX US and DMX US wishes to grant to DMX CANADA the exclusive right to distribute the Service directly or indirectly, through Agents or Affiliates, to commercial Service Subscribers in Canada, as such capitalized terms are hereinafter defined;

4. AND WHEREAS, the parties hereto wish to replace the 1992 Agreement as it relates to the distribution of the Service to Commercial Establishments by way of this license and distribution agreement;

        NOW THEREFORE, in consideration of the representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      DEFINITIONS:

        All capitalized terms used in this Agreement shall have the meanings set out in this Section or as otherwise defined in the Agreement.

a) Adjunct Services means additional services or options, which are not simply additional music formats and which, subsequent to the date of this Agreement, are developed by DMX US for which DMX US expects subscribers will be charged separately or in addition to the Service;

b) Affiliate(s) means any operators of Canadian cable systems or any third parties, all as determined by DMX CANADA, in its absolute and sole discretion, who: (i) are licensed to operate in Canada by the CRTC;
        (ii) market the Service and/or the Adjunct Service through a sales force separate from that of DMX CANADA; (iii) enter into Commercial Service Agreements, as hereinafter defined, directly with Service Subscribers and not on behalf of DMX CANADA, and as a result have direct contractual relationships with the Service Subscribers for the distribution of the Service and/or the Adjunct Service, if any; and
        (iv) execute an Affiliate Agreement with DMX CANADA, as defined in
        Section 3 below, whereby the Affiliate is to pay a fee to DMX CANADA for each Commercial

        Establishment, as defined below, to which it distributes the Service and/or Adjunct Service;

c)      Affiliate Agreement has the meaning set out in Section 3(b) hereof.

d)      Affiliate Fee has the meaning set out in Section 10(a)(ii) hereof.

e)      Agency Agreement has the meaning set out in Section 3(b) hereof.

f) Agent(s) means any agents of DMX CANADA or any third parties, all as determined by DMX CANADA, in its absolute and sole discretion, who are retained by DMX CANADA on contract or otherwise and paid a commission or other performance-related fee for representing DMX CANADA in selling, marketing or promoting the Service and/or the Adjunct Service to subscribers and have executed an Agency Agreement;

g) Alternative Technologies means the transmission or distribution of the Service by means of: (i) satellite master antenna television systems, multi point distribution services, multichannel multipoint distribution services, (ii) other equipment, system or technology capable of receiving the Service, directly from a satellite including, but not limited to C-Band or KU-Band Satellites; or (iii) any facility, apparatus or other thing, equipment, wire, cable, radio, optical, electromagnetic system or any other system or technology that is used or capable of being used for or in any operation directly connected with the emission, transmission, or reception of the Service, and with respect to all of (i), (ii) and (iii) above, whether existing at the date of this Agreement or developed in the future.

h) Approved Purposes means the distribution of the Service by DMX CANADA, its Agents or Affiliates for: (i) promotional purposes to: (A) certain directors, officers or employees of Shaw or other individuals as determined by DMX CANADA in its absolute and sole discretion; (B) the corporate head office of Shaw wherever situated; (C) the branch offices of Shaw, wherever situated, if used for promotional purposes and not for background music; and (D) certain industry trade shows, conferences, or meetings of a promotional nature or related to marketing of the Service attended by directors, officers, employees or representatives of DMX CANADA or the Agents or Affiliates (all of such recipients of the Service identified in (A) through (D) above collectively referred to as the "Promotional Receivers"); and (ii) purposes of demonstrating the Service to potential Service Subscribers, as hereinafter defined, whether on-site at their respective Commercial Establishments or at some other location or locations, all as determined by DMX CANADA in its absolute and sole discretion (which recipients of the Service are referred to as the "Demonstration Receivers").

i) Canadian Rights Payment means all music performance license fees, copyright fees, mechanical reproduction rights, if applicable, and other payments required to be paid under Canadian law, and performing rights fees, arising out of the distribution of the Services in the Territory, as hereinafter defined, including, without limitation, the Society of Composers, Authors and Music Publishers of Canada (SOCAN).

j)   Claims has the meaning set out in Section 19(c) hereof.

k) Commercial Establishment means each and every premise, including, without limitation, any restaurant, bar, office, work place, place of business, school, park, place frequented by the public, hotel, motel, club, nursing or rest home, or showroom, whether or not business is conducted at such premise, excepting only a Private Residence, as hereinafter defined, which a Service Subscriber designates as a location for receipt of the Service, it being understood that in the case of a shopping centre, industrial park or other multiple-business facility, each separate business occupying a distinct space within such facility shall be deemed to constitute a separate commercial establishment.

l) Commercial Service Agreement means the standard commercial service agreement and multiple location commercial service agreement prepared and used by DMX CANADA from time to time for the provision of the Service to a Service Subscriber.

m)   Competitive Service has the meaning set out in Section 4(b) hereof.

n)   Competitor has the meaning set out in Section 2(c) hereof.

o) Demonstration Receivers has the meaning set out in the definition of "Approved Purposes" hereof.

p)   Footprint has the meaning set out in Section 8(a)(i) hereof.

q)   Inspection has the meaning set out in Section 11(a) hereof.

r) Involuntary Major Interruption: means any act, event or omission outside the direct or indirect control of, or not initiated, either directly or indirectly, by DMX US, including any exercise of a contractual preemption right by a third party satellite provider, or an act of God or nature, including, without limitation, any non-planned event or failure of the 402R Satellite, or any successor thereof, (but excluding the expiration of the scheduled operating life of the 402R Satellite or any successor thereof) that interferes with, interrupts or obstructs the transmission of the digital audio signal to the Territory: (A) which interference lasts for a period of Fourteen (14) or more consecutive calendar days; (B) which would require a realignment or replacement of, or modification to the reception equipment, technology or system utilized by DMX CANADA at the time of such interference, interruption or obstruction in order to receive the digital audio signal to the same standard and quality as is required pursuant to this Agreement; or (C) which changes in any material manner whatsoever the geographic area of the Footprint.

s) Involuntary Minor Interruption: means any act, event or omission outside the direct or indirect control of, or not initiated, either directly or indirectly, by DMX US including any exercise of a contractual preemption right by a third party satellite provider, or an act of God or nature that interferes with, interrupts or obstructs the transmission of the digital audio signal to the Territory for a period equal to or greater than Twenty-four (24) consecutive hours but less than Fourteen (14) consecutive calendar days.

t)   Lower Service Fee has the meaning set out in Section 10(e) hereof.

u) Multi-Location Account means (i) a Service Subscriber that owns, operates, leases or licenses by way of a franchise or other license agreement, more than one (1) location that subscribes to and receives the Service, and (ii) that requires centralized decision making at its headquarters with respect to its subscription of the Service for all its locations.

v) On-Premise Service has the meaning set out in the definition of "Service" hereof.

w) Private Residence means any single or multiple dwelling unit or premise where any person is domiciled, except on a transient or temporary basis (such as a motel, hotel, nursing or rest home).

x) Promotional Receivers has the meaning set out in the definition of "Approved Purposes" hereof.

y)   Proprietary Marks has the meaning set out in Section 16(a) hereof.

z)   Purchaser has the meaning set out in Section 2(c) hereof.

aa)     Sale Notice has the meaning set out in Section 2(c) hereof.

bb)     Selling Party has the meaning set out in Section 5 hereof.

cc) Service means: (i) the premium audio programming service offered by DMX US twenty-four (24) hours per day, seven (7) days per week consisting of a minimum of 70 channels (formats) of uninterrupted music, without any commercials or other announcements, transmitted in a digital signal; and
        (ii) the premium audio programming service offered by DMX US of uninterrupted music, without any commercials or other announcements, delivered by means of stand-alone hardware and related equipment and accessories, including, without limitation, tapes and compact discs (the latter stand-alone service hereinafter separately referred to as the "On-Premise Service");

dd) Service Subscribers means those individuals, persons, associations, partnerships, corporations or legal representatives which subscribe to the Service and enter into and execute a Commercial Service Agreement.

ee)     Servicing Party has the meaning set out in Section 5 hereof.

ff)     Servicing Party Fees has the meaning set out in Section 5 hereof.

gg) Shaw means Shaw Cablesystems Ltd. and its affiliates as the term "affiliates" is defined in the Companies Act, British Columbia.

hh)     Term has the meaning set out in Section 2(a) hereof.

ii)     Territory means all of the country of Canada and its territories.

jj) Third Party Distributor has the meaning set out in Section 10(e) hereof.

kk) Voluntary Major Interruption: means any act or omission within the direct or indirect control of or initiated, either directly or indirectly, by DMX US including, without limitation, a modification to the method of transmission of the Service to the Territory or the entering into a license or other agreement for a replacement of the services of the 402R Satellite, or any successor thereof, that interferes with, interrupts or obstructs the transmission of the digital audio signal to the Territory: (A) for a period of Fourteen (14) or more consecutive calendar days; (B) which would require a realignment or replacement of, or modification to the reception equipment, technology or system utilized by DMX CANADA at the time of such interference, interruption or obstruction in order to receive the digital audio signal to the same standard and quality as is required pursuant to this Agreement; or (C) which changes in any material manner whatsoever the geographic area of the Footprint.

ll) Voluntary Minor Interruption: means any act or omission within the direct or indirect control of or initiated, either directly or indirectly, by DMX US including, without limitation, a modification to the method of transmission of the Service to the Territory or the entering into a license or other agreement for the replacement of the services of the 402R Satellite, or any successor thereof, that interferes with, interrupts or obstructs the transmission of the digital audio signal to the Territory for a period equal to or greater than Twenty-four (24) consecutive hours but less than Fourteen (14) consecutive calendar days.

mm)     402R Satellite has the meaning set out in Section 4(b) hereof.


2.      TERM

a)      Initial and Renewal Term:       Subject to the earlier termination of
        this Agreement as set forth in Section 18 hereof, the term of this Agreement shall commence on November 1, 1994 and shall terminate on March 31, 2012 (the "Term"). Provided that neither party hereof is in default in the observance and performance of its obligations hereunder at the end of the Term, unless such default has been waived by the other party, the parties hereto shall negotiate exclusively with each other for a renewal term of this Agreement for a period of Twelve (12) months (the "Negotiation Period") prior to the expiry of the Term. For greater certainty, the parties acknowledge and agree that DMX CANADA shall not negotiate with a third party music service provider and DMX US shall not negotiate with a third party music service distributor regarding distribution of a music service in the Territory during the Negotiation Period. The parties hereto shall undertake such negotiations at the commencement of the Negotiation Period and shall negotiate diligently and in good faith during the Negotiation Period for the renewal of the Agreement. The Negotiation Period shall expire at the end of the Term, unless the parties hereto have agreed in principle to the renewal of the Agreement and the material provisions thereof have been completed subject only to finalization of the document related thereto.

b)      Continuation of Service:        Notwithstanding the expiration or
        earlier termination of the Term, DMX CANADA shall have the right and the obligation to continue providing the Service to all Service Subscribers pursuant to the terms and conditions of the Commercial Service Agreements which were in effect as of such expiration or termination; provided that such right and obligation with respect to each such Service Subscriber shall expire upon the termination or expiry of such Service Subscriber's Commercial Service Agreement which may not be renewed or extended in any way. It is understood and agreed that DMX US shall continue to transmit the Service after the Term pursuant to this
        Section 2 b) and in accordance with its obligations set out in Sections 8 and 19. DMX CANADA shall be obligated to pay to DMX US the service fees in accordance with

        Section 10 below, for so long as DMX US continues to provide the Service pursuant to this Section 2(b).

        Notwithstanding the expiration or earlier termination of the Term, the parties hereto further agree that DMX CANADA shall have the right to enter into any new Commercial Service Agreements with Service Subscribers provided that: (i) the terms of such new Commercial Service Agreements do not exceed the longest term of any unexpired Commercial Service Agreement existing at the date of the expiration or earlier termination of the Term of this Agreement; and (ii) DMX CANADA obtains the prior written approval of DMX US to any such new Commercial Service Agreement, which approval may be granted or withheld in its sole discretion. The provisions of this Section 2(b) shall apply mutatis mutandis to such new Commercial Service Agreements.

c) Right of First Refusal: If during the Term, DMX CANADA desires to offer for sale its interest in the rights to distribute the Service or Adjunct Service to commercial Service Subscribers in the Territory or if a third party submits an offer in writing to purchase the same which DMX CANADA in its absolute and sole discretion considers reasonable, DMX CANADA shall give notice (the "Sale Notice") in writing to DMX US of its intention to do so and set out therein the terms and conditions upon which it is prepared to sell the same. DMX US shall have Forty-five (45) days following the date of receipt of the Sale Notice to accept in writing the right of first refusal with respect to the sale of the business including the exclusive right to distribute the Service and/or the Adjunct Services, if any, in the Territory upon the terms and conditions set out in the Sale Notice. If DMX US accepts the terms and conditions of the Sale Notice, the parties hereto shall enter into an agreement of purchase and sale in accordance with the terms and conditions of the Sale Notice. If DMX US had not accepted the terms and conditions set out in the Sale Notice, DMX CANADA may, at its option, sell the business to any other person (the "Purchaser") including, without limitation, a person that offers an audio music service to

        Commercial Establishments in the Territory (the "Competitor") at such terms and conditions which are no more favourable to the Purchaser than those set out in the Sale Notice. The terms of any such sale shall require the Purchaser to assume and fulfill all of DMX CANADA's obligations under this Agreement. If the Purchaser is a Competitor then all of the Purchaser's rights under this Agreement shall be non-exclusive.

3.      GRANT OF RIGHT

a) Exclusive Right: Subject to the terms and conditions contained herein, DMX US hereby grants to DMX CANADA, and DMX CANADA hereby accepts, the exclusive right within the Territory to distribute the Service, directly or through any Agents or Affiliates by means of any equipment, technology or system including, without limitation, the Alternative Technologies, to Commercial Establishments during the Term in accordance with the provisions of this Agreement. The parties hereto acknowledge and agree that in the event DMX US enters into an agreement for distribution of the Service or any Adjunct Service by means of the "Internet" (i.e., a so-called "on-line" service) which would materially affect DMX CANADA's exclusive rights hereunder, DMX US shall immediately notify DMX CANADA of such agreement in writing together with a description of the agreement. The parties hereto shall thereafter negotiate in good faith with respect to an appropriate sharing of revenues related to the distribution of the Service or the Adjunct Service, as the case may be, by DMX US by means of the Internet.

        Further, in the event any technology is developed in the future for distribution of the Service or any Adjunct Service for which there would be no means of restricting the territory or geographic area of distribution or identifying the end user of the Service or Adjunct Service (an "Uncontrolled Distribution"), and in the event DMX US enters into an agreement for Uncontrolled Distribution of the Service or the Adjunct Service which would materially affect DMX CANADA's exclusive rights hereunder, the parties agree to negotiate in good faith with respect to revenue sharing in connection therewith. Neither DMX CANADA nor its Affiliates shall distribute the Service or any Adjunct Service by means of an Uncontrolled Distribution (including any distribution by means of Internet distribution which could fall within the definition of Uncontrolled Distribution) without the written consent of DMX US.

b) Right to Sublicense: Subject to the terms and conditions herein, DMX US hereby grants to DMX CANADA the right within the Territory to sublicense the distribution rights related to the Service granted herein to the Agents and the Affiliates. DMX CANADA shall enter into an agency agreement (the "Agency Agreement") with each Agent, and an affiliate agreement (the "Affiliate Agreement") with each Affiliate, the form and content of which shall be determined by DMX CANADA and approved by DMX US both as to its original form and from time to time throughout the Term when such form is materially amended, such approval not to be unreasonably withheld. The Agency Agreement and the Affiliate Agreement shall include, without limitation, a requirement that the Agent, or the Affiliate, as the case may be, honour certain prescribed installation and performance standards set out therein.

4.      RESTRICTIONS AND LIMITATIONS

a) Limitation on Rights: The rights granted herein do not include any rights of DMX CANADA or any other person to:

        i) record, make or manufacture any recording or other reproductions of any of the Service or any part thereof; or

        ii) transmit, re-transmit, distribute, deliver or authorize the transmission, re-transmission, distribution or delivery of any of the Service, in any manner, outside the Territory or within the Territory to any person which is not a Service Subscriber, except for the Approved Purposes pursuant to Subsection 10(f) hereof.

B) Competitive Services: During the Term neither DMX CANADA, its Affiliates, nor Shaw shall transmit, re-transmit, distribute or deliver any multi-channel digital audio music service (the "Competitive Service") other than the Service (or any other DMX US music service which DMX CANADA may be authorized to distribute to Private Residences by separate agreement with DMX US) in the Territory, subject to the provisions set out in this paragraph. Nothing herein, however, shall be deemed to prohibit Shaw, other than DMX CANADA, or the Affiliates or Shaw's successors from transmitting, re-transmitting, distributing or delivering or delivering any Competitive Service to any Private Residence. Notwithstanding the foregoing, DMX CANADA and its Affiliates may, at their option, transmit, retransmit, distribute or deliver a Competitive Service to any Commercial Establishment located in the Territory, if, and only if: (A)(i) such Commercial Establishment falls outside the footprint or reception area of the Telstar 402R Transponder 15B, the direct broadcast satellite used by DMX US at the date of this Agreement (the "402R Satellite") or the footprint of any other direct broadcast satellite used by DMX US to transmit the Service, but only if and when such other direct broadcast satellite becomes operational; and (ii) DMX CANADA is not otherwise capable of distributing or delivering the On-Premise Service or distributing the Service by other Alternative Technologies to such Commercial Establishment on a basis which is economically profitable to DMX
        CANADA, as determined by it, in its reasonable business judgment; or
        (B) for any reason there is an Involuntary Major Interruption or a Voluntary Major Interruption as set out in Section 8(e) hereof. Notwithstanding anything else contained herein to the contrary, neither DMX CANADA nor the Affiliates shall be required to distribute the Service to any subscriber of the Competitive service at any time during the Term even if such subscriber were originally a Service Subscriber. DMX US covenants and agrees that it shall not offer, provide, license, transmit, re-transmit, distribute or deliver, directly or indirectly through any of its agents, affiliates or subsidiaries, the Service or any multi-channel digital audio music service of any nature, whatsoever, or the Adjunct Services to an Commercial Establishment in the Territory during the Term, subject only to the provisions of the right of first negotiation related to the Adjunct Services set out in Section 7 hereof and the provisions related to distribution of the Service via the Uncontrolled Distribution set out in
     Section 3(a) hereof. DMX US acknowledges and agrees that it shall include provisions in its license agreements related to the distribution of the Service or any Adjunct Services to be entered into with its agents, affiliates and licensees, from and after the date of this Agreement, which restrict such agents, affiliates and licensees from transmitting, retransmitting, distributing, delivering, or selling the Service or any Adjunct Service to or in the Territory, or any portion thereof, subject to the provisions of Section 7 hereof. DMX US further agrees that it shall assist DMX CANADA in locating any agent, affiliate or licensee of DMX US that distributes, delivers, transmits, retransmits or sells the Service or the Adjunct Service in the Territory at any time during the Term, and it shall assist, to the best of its ability, DMX CANADA in conducting such investigations and prosecutions of such agents, affiliates and licensees, subject to the provisions of Section 7.

c) Reservation of Rights: Except as expressly set forth in this Agreement, DMX CANADA shall have no proprietary interest in the Service, including the accompanying program data, the Proprietary Marks, as hereinafter defined, or any other rights or property of DMX US, all of which are reserved and shall remain the rights and property of DMX US.

d) Requirement for Commercial Service Agreements: DMX CANADA shall only provide the Service to a Service Subscriber which has executed a Commercial Service Agreement in the form prepared and adopted by DMX CANADA, in its absolute and sole discretion, from time to time, subject to the provisions related to the Approved Purposes set out in Section 10 hereof. DMX CANADA agrees that it shall provide DMX US with a copy of its standard form Commercial Service Agreement currently in use and with the amended form of the same whenever it is materially amended from time to time during the Term. The Commercial Service Agreement shall contain appropriate terms for the protection of the Propriety Marks, referred to in Section 16 below. DMX CANADA shall, in good faith, fulfill its obligations under and take such steps as may be practical and reasonable to enforce each Commercial Service Agreement in accordance with its terms.

5.      MULTI-LOCATION ACCOUNTS

        The parties hereto acknowledge that several Multi-Location Accounts may have Commercial Establishments located both within and outside the Territory. Accordingly, DMX CANADA and DMX US mutually agree that either party may enter into Multi-Location Account agreements which provide for distribution of the Service to Commercial Establishments located in each other's respective territories or geographic areas (or those territories of their respective agents, affiliates, or licensees as the case may be) provided that a decision making headquarters for the Multi-Location Account is located in the territory of the party entering into the Multi-Location Account agreement, and otherwise subject to the provisions hereof. The party which enters into such a Multi-Location Account agreement (the "Selling Party") shall deliver notice to the other party (the "Servicing Party") of such Multi-Location Account within ten (10) days after execution of the Multi-Location Account agreement or when notified by the Customer. Such notice shall identify those Commercial Establishments located in the Servicing Party's territory and the terms, conditions and amounts payable under the Multi-Location Account agreement, and sales commissions payable with respect to the Commercial Establishments located in the Servicing Party's territory. Within ten (10) days after its receipt of the Selling Party's notice the Servicing Party shall give notice to the Selling Party indicating whether the Servicing Party will accept the terms and conditions of the Multi-Location Account agreement and sales commissions set forth in the Selling Party's notice. If the Servicing Party so accepts, the Servicing Party shall have responsibility for the installation and servicing of the Commercial Establishments of the Multi-Location Account located in its territory and shall observe and perform the obligations of the supplier of the Service under the Multi-Location Account agreement. The Servicing party will invoice the Selling Party for all fees ("Servicing Party Fees") as provided in the Multi-Location Account agreement in connection with the Commercial Establishments of the Multi-Location Account in the Servicing Party's territory and the Selling Party shall include such amounts (including any applicable taxes) in each billing sent by the Selling Party to the Multi-Location Account. Within thirty (30) days after the Selling Party's receipt of payment from the Multi-Location Account for each applicable billing, the Selling Party shall pay to the Servicing Party the Servicing Party Fees related to such billing. In each instance in which DMX CANADA receives Servicing Party Fees, [***] subject to such Multi-Location Account, and otherwise in accordance with Section 10(a) below. The Servicing Party shall be directly responsible for paying the applicable sales commissions. In the event that the Servicing Party declines to accept the terms of the Selling Party's notice, the Selling Party shall then have the right to retain a third party to perform the required services and to receive the fees applicable thereto.

6.      CONTENT OF SERVICE

        DMX US acknowledges and agrees that the Service shall not contain any obscenity or any other matter in violation of any law of any jurisdiction in which the Service is distributed whether in the Territory or the United
States, but shall include programming, format and other content as may be, in the sole discretion of DMX US, necessary or appropriate for the transmission, reception and processing of the digital signals, including, without limitation, transmission necessary for the display on the panel of the DMX hand held remote control of the song, title, artist and other descriptive information relating to the music segment.

*** Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

7.   ADJUNCT SERVICES

     If DMX US wishes to offer, provide, license, distribute, transmit, deliver or re-transmit any Adjunct Service to Commercial Establishments within the Territory, it shall give notice (the "Adjunct Service Notice") in writing to DMX CANADA of its intention to do so and set out therein a description of the Adjunct Service. DMX CANADA shall have Forty-five (45) days following the date of receipt of the Adjunct service Notice to deliver written notice to DMX US (the "Adjunct service Reply") that DMX CANADA wishes to obtain the exclusive right to distribute the Adjunct Service to Commercial Establishments in the Territory. If DMX CANADA delivers the Adjunct Service Reply within such time period set out above, the parties hereto shall negotiate in good faith, for a period of sixty (60) days following receipt by DMX US of the Adjunct Service Reply (the "Negotiating Period") with respect to all material terms and conditions for a proposed exclusive license agreement (the "Adjunct Service Agreement") granting to DMX CANADA the exclusive license to distribute the Adjunct Service to Commerical Establishments in the Territory to any subscribers, including, without limitation, the Service Subscribers in conjunction with and in addition to the Service and the Adjunct Service Agreement shall include a reasonable time period for DMX CANADA to file an application with and obtain the approval of the Canadian Radio-television and Telecommunications Commission, if required. If DMX CANADA has not delivered the Adjunct Service Reply on a timely basis, or if the parties have not agreed in principle to the material terms and conditions of the Adjunct Service Agreement within the Negotiating Period, subject only to the finalization of the document related thereto, DMX US may, at its option: (i) grant the license for the distribution of the Adjunct Service, but without right to distribute the same in conjunction with the service, to Commerical Establishments in the Territory, to any other person at such material terms and conditions which are no more favourable to any other person than those offered to DMX CANADA; or (ii) distribute the Adjunct Service to Commercial Establishments in the Territory itself, but it is expressly agrees that it shall not distribute the Service in the Territory whether in conjunction with the distribution of the Adjunct Service or in any manner otherwise. DMX

CANADA acknowledges and agrees that if for any reason it discontinues its distribution of the Service to Commercial Establishments in the Territory it shall not continue to have a right of first refusal, as set forth in this
Section 7, with respect to the distribution of the Adjunct Service to Commercial Establishments in the Territory nor the exclusive license to distribute the Adjunct Service to Commercial Establishments in the Territory. This right of first refusal granted herein shall apply to each and every Adjunct Service offered, developed or licensed by DMX US for transmission, distribution, delivery or retransmission to Commercial Establishments in the Territory and is not limited in any manner whatsoever to any one Adjunct Service, nor is it conditional upon the acceptance by DMX CANADA to distribute any other Adjunct Service to Commercial Establishments in the Territory.

8.      TRANSMISSION OF SERVICE

a)      Costs of Transmission:

        i) DMX US acknowledges and agrees that it shall transmit the Service without interruption Twenty-four (24) hours a day, Seven
                (7) days a week on the 402R Satellite, the footprint or reception area of which shall include the cities of Whitehorse, Yukon, Victoria, British Columbia and Halifax, Nova Scotia (the "Footprint"). For greater certainty, the Footprint of such satellite shall include all that area outlined in colour on the attached contour map. DMX US shall maintain the quality and integrity of the transmission of the digital audio signal throughout all the geographic region included in the Footprint such that there is no material variance in the quality of the Service in the Territory. DMX US acknowledges and agrees that it shall be solely responsible for all costs of whatsoever nature incurred in transmitting the Service from the DMX US studio in the United States to the point of reception at the land based equipment located at the Commercial Establishment in the Territory and that such costs shall include, without limitation, the costs of uplinking the Service to a satellite transponder, the rental of the satellite transponder and all other costs incurred in connection with the use of the satellite transponder. DMX US may, from time to time, transmit the Service on such other transponder devices as provided in Section 8(f) below subject to the provisions of this Section 8.

        ii) DMX CANADA acknowledges and agrees that it shall be solely responsible for any and all costs whatsoever incurred in connection with: (A) the installation of the land based reception equipment including the satellite dish and cable hook-up, at the Commercial Establishment located in the Territory; and (B) reception, distribution or retransmission of the Service from the point of reception at the land based equipment located in the Territory to any other location or site in the Territory. DMX CANADA agrees that it shall maintain the quality and integrity of the digital audio signal that it receives from DMX US if it retransmits the Service for purposes of distribution within the Territory.

b) Technical Information to be provided; DMX US shall provide to DMX Canada in a timely manner, all information as may be necessary or appropriate concerning the following matters:

        i) A description, complete with all necessary or appropriate technical specifications, of the manner in which the Service will be provided to DMX Canada, including the identification of the satellite and transponder number which shall be used for transmitting the Service;

        ii) All the technical specifications and information relating to the land-based equipment, technology and systems which DMX CANADA and/or its Service Subscribers will be required to use for reception, distribution or retransmission of the Service in the Territory in accordance with the provisions of this Agreement; and

        iii) All pertinent technical and other information necessary, appropriate or helpful for the deciphering or unscrambling of DMX US's encrypted code, it being specifically understood, however, that nothing in the foregoing provisions shall be deemed either to give DMX CANADA any right in DMX US's proprietary technology or to require DMX US to provide any information with respect thereto not required by DMX CANADA in order to fulfill its obligations under this Agreement, or those agreements made between DMX CANADA, its Agents, Affiliates and its Service Subscribers.

c) Alternative distribution of the Service: DMX CANADA may, in its sole discretion, distribute the Service to Commercial Establishments within the Territory by means of Alternative Technologies at its sole cost and expense, subject to the provisions of Section 8(d) hereof, DMX US agrees that it shall provide DMX CANADA with such technical information as DMX US may have in order to assist DMX CANADA with such distribution by means of Alternative Technologies.

d)      Changes in reception system: Notwithstanding the provisions of Section 8
        (c) above, DMX US acknowledges and agrees that it shall be solely responsible for all costs incurred by DMX CANADA if, during the Term, DMX CANADA is required to make any changes or modifications to or replacements of, in any manner whatsoever, its reception and decoding equipment, technology or systems in order to make such equipment, technology or systems capable of receiving the Service from any Alternative Technology employed by DMX US to transmit the Service to the Territory other than the method or format of transmission from the 402R Satellite utilized by DMX US at the date of this Agreement. If there is any such requirement to modify or replace the reception and decoding equipment, technology or system, DMX US shall immediately deliver to DMX CANADA written notice thereof in reasonable detail explaining what modifications or replacements must be made, together with a written proposal outlining a reasonable time period within which it shall make such payments arising hereunder to DMX CANADA. DMX US shall ensure at its own cost and expense that the transmission format utilized by it will be compatible at all times during the Term with the reception and decoding equipment, technology or systems purchased and utilized by DMX CANADA, the Agents and Affiliates, in accordance with subsection b) (ii) and that regardless of what technology, system or method DMX US employs to transmit the Service in the Territory, DMX US shall maintain the quality and integrity of the transmission of the digital audio signal throughout a geographic region containing all of the capital cities of each of the Provinces of Canada or a geographic region representing a minimum of Ninety-five (95%) per cent of DMX CANADA's entire base of Service Subscribers existing at the date of such modification or replacement such that there is no variance in the quality of the Service perceptible to the Service Subscribers.

e) Interruption in Transmission of Service: With respect to the interruption or interference in the transmission of the Service in the Territory, DMX US and DMX CANADA agree as follows:

        (i) Involuntary Minor Interruption: If there is an Involuntary Minor Interruption in the transmission of the Service in the Territory during the Term, DMX CANADA may, at its option and without notice, withhold billing, collecting and paying all the service fees which would otherwise be accruing and payable to DMX US for the period of the Involuntary Minor Interruption until the end of the Involuntary Minor Interruption (provided DMX CANADA credits the Service Subscribers effected by the Involuntary Minor Interruption for such service fees) notwithstanding any provision in this Agreement to the contrary. DMX CANADA shall not have any other rights or remedies available at law or equity against DMX US as a result of such Involuntary Minor Interruption in the transmission of the Service in the Territory.

        (ii) Involuntary Major Interruption: If there is an Involuntary Major Interruption in the transmission of the Service in the Territory during the Term, the provisions of Section 20 hereof shall apply subject to the obligations of the parties hereto set out in this subsection (e)(ii), and DMX CANADA may, at its option and without notice: (A) withhold billing, collecting, and paying all the service fees which would otherwise be accruing and payable to DMX US for the period of the Involuntary Major Interruption until the end of the Involuntary Major Interruption, if applicable, (provided DMX CANADA credits the Service
                Subscribers effected by the Involuntary Major Interruption for such service fees) notwithstanding any provision contained in the Agreement to the contrary; and (B) offer a Competitive Service to any Commercial Establishment located in the Territory in accordance with the provisions set out in Section 4 hereof except that the requirements set out in (A)(i) and (ii) of
                Section 4(b) shall not apply.

                Notwithstanding such Involuntary Major Interruption, if an alternate satellite with a comparable footprint or reception area to the Footprint exists such that DMX US is technically able to retransmit the Service to the Territory, DMX US shall engage in good faith prior consultations with DMX CANADA regarding utilizing such alternate satellite and shall make commercially reasonable efforts to utilize such alternate satellite within a reasonable time period following the commencement of the Involuntary Major Interruption. If such an alternate satellite is not available and there exists an alternate satellite without a comparable footprint or reception area to the Footprint but which would offer a reception area or footprint acceptable to DMX CANADA such that DMX US is technically able to retransmit the Service to the Territory, DMX US shall engage in good faith prior consultations with DMX CANADA regarding utilizing such alternate satellite and shall make commercially reasonable efforts to utilize such satellite within a reasonable time period following the commencement of the Involuntary Major Interruption. If such an alternate satellite is not available and there exists an Alternative Technology to retransmit the Service to the Territory, other than the On-Premise Service, with a reception area comparable in geographic area to the Footprint containing all of the capital cities of each of the Provinces of Canada or representing a minimum of Ninety-five (95%) per cent of DMX CANADA's entire base of Service Subscribers existing at the date of such Involuntary Major Interruption and which would not reduce the quality and integrity of the transmission of the digital audio signal from that maintained prior to such Involuntary Major Interruption, DMX US shall engage in good faith prior consultations with DMX CANADA regarding using such Alternative Technology and shall make commercially reasonable efforts to use such Alternative Technology to retransmit the Service to the Territory. If the Involuntary Major Interruption continues for a period greater than or equal to Thirty (30) consecutive calendar days, then the rights and obligations set out in this Agreement shall be suspended for a maximum period of Three Hundred and Sixty-Five
                (365) days from the first date of such Involuntary Major Interruption (the "Suspension Period") such that the provisions of Section 20 hereof shall apply without qualification and the parties hereto shall be relieved of observing and performing their respective obligations hereunder without liability therefor, excepting only the obligation of DMX CANADA to pay to DMX US any service fees outstanding for periods prior to the Suspension Period and any obligations of either party hereto arising under this section. DMX CANADA shall have the right, in its absolute and sole discretion, to terminate the Agreement at any time during the Suspension Period without any liability therefor. If after the expiry of the Suspension Period

                DMX US fails to retransmit the Service to the Territory using any manner of technology or systems whatsoever, then this Agreement shall be terminated without liability of either party therefor. Notwithstanding such termination, the parties hereto agree that DMX CANADA shall maintain the right of first negotiation during the remainder of the unexpired portion of the Term for the exclusive right to distribute the Service to Commercial Establishments in the Territory such that if DMX US is able to retransmit the Service to the Territory using any manner of technology or systems whatsoever after the expiry of the Suspension Period, it shall so notify DMX CANADA in writing and the parties shall engage in diligent and good faith negotiations for the commencement of the transmission of the Service in the Territory. The provisions of this Section shall survive the expiration of the Term or early termination of this Agreement.

        (iii) Voluntary Minor Interruption: If there is a Voluntary Minor Interruption in the transmission of the Service in the Territory during the Term, then: (A) DMX US shall give notice to DMX CANADA in writing of the same Forty-five (45) days prior to the commencement of such interruption, unless such interruption is unavoidably imminent in which case DMX US shall give written notice to DMX CANADA as soon as reasonably possible; and (B) DMX CANADA may, at its option and without notice, withhold billing, collecting, and paying all the service fees which would otherwise be accruing and payable to DMX US for the period of the Voluntary Minor Interruption until the end of the Voluntary Minor Interruption (provided DMX CANADA credits the Service Subscribers effected by the Voluntary Minor Interruption for such service fees) notwithstanding any provision in this Agreement to the contrary. Following completion of the Voluntary Minor Interruption, DMX US shall continue to transmit the Service to the Territory with a footprint or reception area comparable to the Footprint, all at its sole cost and expense. DMX CANADA shall not have any other rights or remedies available at law or equity against DMX US as a result of such Voluntary Minor Interruption except that the indemnity granted by DMX US in favour of DMX CANADA as set out in Section 19(d) hereof shall apply hereto.

        (iv) Voluntary Major Interruption: If there is a Voluntary Major Interruption in the transmission of the Service to the Territory during the Term, then: (A) DMX US shall give notice to DMX CANADA in writing of the same Forty-five (45) days prior to the commencement of such interruption, unless such interruption is unavoidably imminent in which case DMX US shall give written notice to DMX CANADA as soon as reasonably possible; and (B) DMX CANADA may, at its option and without notice; (1) withhold billing, collecting and paying all the service fees which would otherwise be accruing and payable to DMX US for the period of the Voluntary Major Interruption (provided DMX CANADA credits the Service Subscribers effected by the Voluntary Major Interruption for such service fees) until: (a) the end of the Voluntary Major Interruption, if applicable; or (b) such time as DMX CANADA has recovered the direct costs it has incurred as a result of: (i) not being able to provide the Service in the Territory for the period of the Voluntary Major Interruption; and (ii) reestablishing the distribution of the Service in the Territory following such Voluntary Major Interruption, as reasonably determined by DMX CANADA, in tis sole discretion, including, without limitation, the costs incurred by DMX CANADA to realign its receiving equipment, if any, notwithstanding any provision in this Agreement to the contrary excepting only the provisions of Section 8(f) hereof; and (2) DMX CANADA may offer a Competitive Service to any Commercial Establishment located in the Territory in accordance with the provisions set out in
                Section 4 hereof except that the requirements set out in (A)(i) and (ii) of Section 4(b) shall not apply. DMX CANADA shall not have any other rights or remedies available at law or equity against DMX US as a result of such Voluntary Major Interruption except that the indemnity granted by DMX US in favour of DMX CANADA as set out in Section 19(d) shall apply hereto.

                Notwithstanding such Voluntary Major Interruption, if an alternate satellite with a comparable footprint or reception area to the Footprint exists such that DMX US is technically able to retransmit the Service to the Territory, DMX US shall engage in good faith prior consultations with DMX CANADA regarding utilizing such alternate satellite and shall make commercially reasonable efforts to utilize such alternate satellite within a reasonable time period following the commencement of the Voluntary Major Interruption. If such an alternate satellite is not available and there exists an alternate satellite without a comparable footprint or reception area to the Footprint but which would offer a reception area or footprint acceptable to DMX CANADA such that DMX US is technically able to transmit the Service to the Territory, DMX US shall engage in good faith prior consultations with DMX CANADA regarding utilizing such alternate satellite and shall make commercially reasonable efforts to utilize such satellite within a reasonable time period following the commencement of the Voluntary Major Interruption. If such alternate satellite is not available and there exists an Alternative Technology to transmit the Service to the Territory, other than the On-Premise Service, with a reception area comparable in geographic area to the Footprint containing all of the capital cities of each of the Provinces of Canada or representing a minimum of Ninety-five (95%) per cent of DMX CANADA's entire base of Service Subscribers existing at the date of such Voluntary Major Interruption, and which would not reduce the quality and integrity of the transmission of the digital audio signal from that maintained prior to such Voluntary Major Interruption, DMX US shall engage in prior consultations with DMX CANADA regarding using such Alternative Technology and shall make commercially reasonable efforts to use such Alternative Technology to transmit the Service to the Territory. If the Voluntary Major Interruption continues for a period greater than or equal to Thirty (30) consecutive calendar days, then the obligations of the parties set out in this Agreement shall be suspended for a maximum period of Three Hundred and Sixty-Five (365) days from the first date of such Voluntary Major Interruption (the "Suspension Period") excepting only the obligation of DMX CANADA to pay to DMX US any service fees outstanding for periods prior to the Suspension Period and any obligations of either party arising under this Section and Section 19. DMX CANADA shall have the right, in its absolute and sole discretion, to terminate this Agreement at any time during the Suspension Period without any liability therefor. If after the expiry of the Suspension Period DMX US fails to transmit the Service to the Territory using any manner of technology or systems whatsoever, then this Agreement shall be terminated. Notwithstanding such termination, the parties hereto agree that DMX CANADA shall maintain the right of first negotiation during the remainder of the unexpired portion of the Term for the exclusive right to distribute the Service in the Territory such that if DMX US is able to transmit the Service to the Territory using any manner of technology or systems whatsoever after the expiry of the Suspension Period, it shall so notify DMX CANADA in writing and the parties shall engage in diligent and good faith negotiations for the commencement of the transmission of the Service in the Territory. The provisions of this section shall survive the expiration of the Term or the early termination of this Agreement.

(f) Satellite Transition: Notwithstanding any provision in Section 8(e) above to the contrary, DMX US may transmit the Service to the Territory using another satellite subject to the provisions hereof. It is the intention of the parties hereto that in the event of a change of a satellite by DMX US other than as set out in this Section 8(f), DMX US shall be responsible, at its sole cost and expense, for the direct costs incurred by DMX CANADA in connection with the realignment of DMX CANADA's receiving equipment in order that it may receive the modified digital audio signal transmitted from such alternate satellite. DMX CANADA shall be responsible, at its sole cost and expense, for the realignment of its receiving equipment if, and only if: (i) DMX US transmits the Service on an alternate satellite as a result of the expiration of the scheduled operating life of the 402R Satellite or its successor; and (ii) on one occasion only during the scheduled operating life of the 402R Satellite DMX US elects to change the satellite used to transmit the Service for any reason whatsoever. DMX US shall ensure, at its sole cost and expense, that the footprint or geographic area of the alternate satellite shall be comparable to the Footprint. DMX US shall deliver written notice to DMX CANADA, if possible, of such satellite transition as contemplated in this Section 8(f) at least Forty-five (45) days in advance, and shall provide DMX CANADA with Sixty (60) consecutive calendar days of overlap of transmission using both the 402R Satellite and its successor satellite, and subsequently with such other alternate satellites, in order that DMX CANADA may coordinate and complete the realignment of its receiving equipment necessary to receive the digital audio signal transmitted from such successor satellite(s).

9.      DELIVERY AND DISTRIBUTION OF THE SERVICE

a) Reception Equipment: DMX CANADA shall provide by way of lease or sale to each Service Subscriber any and all land-based equipment or other equipment, which incorporates DMX proprietary technology and is manufactured by DMX US authorized and approved parties, as required for reception of the Service at the Commercial Establishment pursuant to the terms and conditions of the Commercial Service Agreement.

b) No Additions, Deletions, etc.: DMX CANADA, its Agents and Affiliates shall distribute the Service together with the accompanying program data throughout the Territory without addition, deletion, alteration, editing or amendment, unless specifically permitted to do so by DMX US in writing, in its sole discretion, or unless required to do so to comply with any applicable law or regulation of any authority having jurisdiction.

c) Payment Required: Except with respect to any Approved Purpose, as hereinafter set out, DMX CANADA shall distribute or deliver the Service only to Service Subscribers who pay a fee therefor.

d) Private Use or Recording: Nothing in this Agreement shall be deemed to authorize DMX CANADA, or its Service Subscribers to record the Service for their private use or to install recording devices for the purposes of so doing. DMX CANADA shall not have any liability to DMX US for the unauthorized recording of the Service by the Service Subscribers, the Agents or the Affiliates.

10    SERVICE FEES

a)    (i)    Basic Fees: DMX CANADA shall pay to DMX US each month during the
             Term commencing November 1, 1994 to and including October 31, 1999,
             [***] multiplied by the number of Commercial Establishments in the Territory to which DMX CANADA or the Agents distribute the Service, subject to the provisions of Section 10(f) hereof.

      (ii) Affiliate Fees: In addition to the above, DMX CANADA shall pay to DMX US each month during the Term commencing November 1, 1994 a service fee (the "Affiliate Fee") [***] multiplied by the number of Commercial Establishments in the Territory to which an Affiliate


*** Confidential portions omitted and filed separately with the Securities and and Exchange Commission pursuant to a request for confidential treatment.

                distributes the Service pursuant to executed Commercial Service Agreements; or [***] the fee charged by DMX CANADA to an Affiliate for each Commercial Establishment to which the Affiliate distributes the Service multiplied by the number of Commercial Establishments in the Territory to which the Affiliate distributes the Service. If DMX CANADA charges any Affiliates differing fees with respect to its Commercial Establishments, then the calculation for this subsection (B) shall be [***] of each of the differing fees charged by DMX CANADA to such Affiliate multiplied by the number of Commercial Establishments in each differing fee category. For example, if DMX CANADA charges a given Affiliate a monthly fee of [***] Can. for some Commercial Establishments, and [***] Can. for other Commercial Establishments, then the calculation of this subsection (B) for that Affiliate would be as follows: [***] (the number of Commercial Establishments for which DMX CANADA charges the Affiliate the [***] (the number of Commercial Establishments for which DMX CANADA charges the Affiliate the [***].

        The amount of the service fees payable under this Section 10(a) and otherwise in this Section shall be determined by DMX CANADA and a statement including reasonable detail as to the calculation thereof shall be delivered to DMX US in accordance with Section 11 hereof.

b) Time for payment. The service fees payable by DMX CANADA to DMX US hereunder shall be paid not later than Forty-five (45) days after the end of the respective calendar month for which they are payable. If any fees described in this section remain unpaid Five (5) business days after the due date, the delinquent amount shall accrue interest at the rate of 1-1/2% per month, being 18% per annum, or the highest lawful rate, whichever



*** Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential statement.

     is less, from the due date until payment is received by DMX US, as the case may be. DMX CANADA shall be liable for all reasonable costs and expenses (including, without limitation, reasonable counsel fees and arbitration or Court costs) in connection with the collection of any overdue amount.

c) Payment in American Dollars: All payments made by DMX CANADA hereunder to DMX US shall be made in American Dollars with the exception of the Affiliate Fee which shall be paid in Canadian Dollars.

d) Service Fee Adjustment Dates: Subject to the provisions of Section 10(e), the rates for the service fees payable by DMX CANADA to DMX US, excluding the Affiliate Fees, shall be increased on an annual basis during the Term commencing on November 1, 1999 and each anniversary date thereof by [***] of the then current rate but only with respect to those Commercial Service Agreements executed, renewed or extended on or after November 1, 1999 subject to the limitations set out in this Section. The service fee payable with respect to a Commercial Service Agreement shall be determined in the year of its execution, renewal or extension and shall be fixed for the duration of the term of the Commercial Service Agreement notwithstanding the increase of the rate of the service fee payable by DMX CANADA to DMX
     US on an annual basis as set out hereunder. If the Commercial Service Agreement is subsequently renewed or extended, then the service fee payable by DMX CANADA to DMX US with respect to such Commercial Service Agreement shall be at the rate determined in the year of renewal or extension and shall be fixed for the balance of the renewal or extension of the term of such Commercial Service Agreement.

e) Best Rate: DMX US agrees that if at any time during the Term it enters into an agreement with another party ("Third Party Distributor") which has the same number or a lesser number of Commercial Establishments in its distribution territory than are in the



*** Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

       Territory and for which DMX US grants a license to distribute the Service for a service fee that is less than that payable by DMX CANADA hereunder, whether by rebate, lower base service fee or any other means, (the "Lower Service Fee") regardless of where the Third Party Distributor's territory or geographic area of distribution may be located, DMX US shall immediately notify DMX CANADA in writing of the Lower Service Fee. Notwithstanding any other provision of this Agreement, the parties hereto agree that following the date of such notification until the earlier of the expiry of the Term or the date the Lower Service Fee charged to the Third Party Distributor is changed, the service fee payable by DMX
       CANADA to DMX US under this Agreement shall be fixed and equal to the Lower Service Fee commencing with the payment subsequent to the date of notification.

f) Service fee exemption: Notwithstanding anything to the contrary contained in this Agreement, DMX CANADA may transmit, distribute, retransmit or deliver the Service [***] DMX CANADA shall report on a monthly basis to DMX US the names and locations of the Demonstration Receivers and Promotional Receivers and the durations for which they were offered. If DMX US is not satisfied, acting reasonably, with the numbers of Promotional Receivers and Demonstration Receivers it may request that DMX CANADA review its practices relating to the Promotional Receivers and Demonstration Receivers and question such terms if they appear to it to be unreasonable.



*** Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

11.     REPORTS AND RECORDS

a) Books, records and audits: DMX CANADA shall keep accurate and complete books and records of billings, Service Subscribers, numbers of Commercial Establishments, retired accounts, monthly service fee charges, interruptions or other failure in the delivery of the Service and all other records for each Service Subscriber necessary to substantiate the number of Commercial Establishments served on the first and last days of each month and the calculation of the monthly service fee. All such records relating to the foregoing shall be kept in accordance with generally accepted accounting principles and the most recent Three (3) calendar years of such records shall be available for inspection, copy and audit (collectively, the "Inspection") by DMX US or its representatives, at its own expense, on at least two weeks notice to DMX Canada during normal business hours throughout the Term, and for three (3) years thereafter. The right of DMX US to conduct any Inspection shall be limited to only one opportunity during any 365 day period, and shall be conducted as to any statement delivered in accordance with Section 11(b) below within 3 years from the date of such statement.

b) Monthly accounting statements; DMX CANADA shall, within Forty-five (45) days following the calendar month end provide DMX US with a statement containing the calculation of the service fees payable by DMX CANADA for such earlier month pursuant to this Agreement and such additional account and statistical information as may be reasonably required by DMX US to monitor the number of Commercial Establishments served by DMX CANADA and the service fees payable to DMX US pursuant to Section 10(a).

c) Dispute: If any Inspection of DMX CANADA's records reveals that DMX CANADA has underpaid any monthly service fee or other amount payable hereunder, DMX US shall provide DMX CANADA with written notice thereof setting out in reasonable detail an invoice for any balance owing to DMX US and the reasons therefor. DMX CANADA shall have the right to review the report of the Inspection and satisfy itself, in its absolute and sole discretion, as to the findings thereof. If DMX CANADA concurs with the findings of the Inspection it shall pay DMX US the amount of such underpayment within Ten (10) days of the date of the invoice therefor, plus all applicable interest. If DMX CANADA shall dispute the findings of the Inspection it shall provide DMX US with a written notice thereof within Ten (10) days of the date of the invoice therefor explaining in reasonable detail the reasons for such dispute. The parties hereto agree that they shall negotiate in good faith the amount of the underpayment, if any, failing which the matter shall be resolved by arbitration pursuant to Section 24(1) hereof. The remedies set forth in this paragraph shall be limited to a period of three (3) years from the date of such underpayment.

12.     COLLECTIONS

        DMX CANADA shall be responsible for billing and using commercially reasonable efforts to collect all amounts due from the Service Subscribers.

13.     PAYMENT OF TAXES

        DMX CANADA shall be responsible for collecting and paying any income, franchise, sales, use, occupational, general service, value added, or other taxes, assessments, licenses or other charges assessed, levied, or imposed by any government, agency or regulatory body having jurisdiction within the Territory with respect to DMX CANADA's distribution of the Service in the Territory.

14.     MUSIC PERFORMANCE AND OTHER MUSIC RIGHTS


        DMX CANADA shall be responsible for and shall pay all Canadian Rights Payment arising out of the delivery and distribution of the Service in the Territory.

15.     RESEARCH

a) Each Party to Provide Information: DMX US shall provide DMX CANADA with free access to and the right to use, pursuant to the terms hereof, all research and marketing information pertaining to the operation of the Service internationally, except where providing such information would violate any agreement DMX US may have with any third party. Any and all such information shall be provided by DMX US subject to DMX CANADA paying DMX US for the costs of reproducing and shipping materials, or any other out-of-pocket costs which DMX US may incur in making such information available to DMX CANADA. DMX CANADA shall provide DMX US with free access to and the right to use, pursuant to the terms hereof, all research and marketing information pertaining to the provision of the Service in the Territory except where providing such information would violate any agreement DMX CANADA may have with any third party. Any and all such information shall be provided by DMX CANADA to DMX US upon receipt of a written request therefor, subject to DMX US paying DMX CANADA for the costs of reproducing and shipping materials, or any other out-of-pocket costs which DMX CANADA may incur in making such information available to DMX US. Notwithstanding the foregoing, neither party hereto shall be obligated to provide the other with any materials which are considered by it to be confidential in nature or relate to its particular business plan.

b) Other research: DMX US may from time to time, wish to undertake marketing tests and surveys, ratings polls and other research in connection with the distribution of the Service or the Adjunct Services. With respect to any tests, surveys or research which applies to the Territory or a portion thereof, DMX US shall provide DMX CANADA with written notice Two (2) weeks in advance, setting out the nature and scope of each such project and DMX CANADA shall, to the extent permitted by applicable law, cooperate in such project by rendering such assistance as DMX US may reasonably request and which DMX CANADA can reasonably provide, it being understood that the cost of which assistance shall be borne solely by DMX US. DMX US shall treat the Service Subscriber lists received from DMX CANADA or any of the Agents or Affiliates in connection with such research as confidential and the sole and exclusive property of DMX CANADA and shall use such information solely for the purpose of conducting such marketing research. DMX US shall provide DMX CANADA with the results of such research immediately upon the completion thereof.

16.     PROPRIETARY MARKS

a) Rights in Proprietary Marks: DMX US hereby grants to DMX CANADA the exclusive royalty-free license (and right to sublicense in accordance with the terms of this Agreement) to use and display in connection with and only in connection with, DMX CANADA's offering of the Service and any Adjunct Service offered according to the terms of this Agreement, the trademarks, trade names, logo types, insignia, designs and service marks (collectively, the "Proprietary Marks") designated, from time to time, by DMX US as the Proprietary Marks, including, as of the date hereof, the marks"Digital Music Express", "DMX" and all marks or trade names containing the term "DMX" including "DMX Canada" and the DMX logo. Notwithstanding anything in this Section 16 to the contrary, DMX US agrees that it shall not grant during the Term the right or license to use or display the Proprietary Marks in the Territory to any party other than

     DMX CANADA, its Agents or Affiliates excepting only to a third party who may distribute an Adjunct Service pursuant to Section 7 hereof, and then only if: i) such Proprietary Mark is used strictly in connection with the Adjunct Service and not the Service; and ii) the Proprietary Marks used to identify the Adjunct Service are separately identifiable from the Proprietary Marks used to identify the Service. DMX US further grants to DMX CANADA the exclusive right to use, solely in accordance with the terms hereof, the "DMX" mark as part of DMX CANADA's tradename, or corporate name in connection with, and only in connection with, DMX CANADA's offering of the Services and any Adjunct Services offered according to the terms of this Agreement. DMX CANADA acknowledges the ownership of the Proprietary Marks by DMX US, and the ownership by DMX US of the goodwill associated therewith and agrees that it will do nothing inconsistent with such ownership and that all use of the Proprietary Marks by DMX CANADA shall enure to the benefit of and be on behalf of DMX US with the exception of the rights and benefits to which DMX CANADA is entitled pursuant to this Agreement. DMX CANADA agrees further that nothing in this Agreement shall give DMX CANADA any right, title or interest in the Proprietary Marks other than in accordance with this Agreement and DMX CANADA agrees that it will not attack the title of DMX US to the Proprietary Marks or attack the validity of this Agreement.

b) Acknowledgement of Rights: DMX CANADA covenants to execute such agreements and other documents which DMX US reasonably deems necessary to maintain or preserve DMX US's interest in the Proprietary Marks, provided that the form of any such document shall be agreed upon by DMX CANADA and DMX US.

c) Quality Standards and Samples: DMX Canada may use the Proprietary Marks in such manner as it may determine provided that any such use shall not, in the opinion of DMX US, acting reasonably, detract from the goodwill associated with such Proprietary Marks in the United States and in the Territory. DMX CANADA agrees to review a copy of the policies and procedures manual established by DMX US with respect to the use of the Proprietary Marks and it shall report to DMX US within a reasonable time regarding exceptions by it in its use of the Proprietary Marks arising by virtue of Canadian customs, usage and law.

d) Protection of Proprietary Marks: The parties shall cooperate in developing procedures necessary and appropriate for the protection of the Proprietary Marks in the Territory, including, without limitation, in connection with the use or display of the Proprietary Marks by the Agents or Affiliates.

e)      Form of Use:

        i) DMX CANADA, its Agents and Affiliates shall use the Proprietary Marks only in the form and manner and with appropriate legends as prescribed herein or additionally from time to time by DMX US and not to use any other trademark, trade name, logo type, insignia, copyright, design, service mark or tradename in combination with any Proprietary Mark without prior written approval of DMX US. Notwithstanding the foregoing, DMX CANADA, its Agents and Affiliates may use the Proprietary Marks in association with their own positioning statements, tradenames, logo types, insignia, copyright, design or trade marks without the prior written approval of DMX US, provided that such use does not detract from the goodwill associated with the Proprietary Marks in the United States or the Territory.

        ii) DMX CANADA, its Agents and Affiliates shall not at any time apply for any registration of any trademark or other designation which would affect the ownership of any Proprietary Mark nor file any document with any governmental authority to take any action which would affect the ownership of any Proprietary Mark.

        iii) DMX CANADA, its Agents and Affiliates shall at no time use or authorize the use of any trademark, tradename or other designation identical to or reasonably similar to any of the Proprietary Marks.

        iv) DMX CANADA, its Agents and Affiliates shall not use or permit the use of the Proprietary Marks in any unlawful or deceptive manner or in any way that shall directly or indirectly tend to impair or lessen the value of the Proprietary Marks.

f) Infringement Proceedings: If DMX CANADA becomes aware of any unauthorized use of any of the Proprietary Marks by third parties, it shall immediately notify DMX US of such unauthorized use. DMX US shall have the sole right and discretion to take whatever action it deems necessary, at its sole cost, to deal with such unauthorized use.

17.     MARKETING AND PROMOTION

        DMX CANADA shall use its best reasonable efforts to market and promote the Service and if applicable, the Adjunct Services, to Commercial Establishments within the Territory, including, without limitation, retaining direct and indirect sales agents in keeping with the size of and concentration of the population of the Territory at all times during the Term, as determined by DMX CANADA, acting reasonably, and it shall not cease distribution, marketing or promotional efforts of the Service in the Territory during the Term unless required by law, regulation or by any authority having jurisdiction. Each party shall provide to the other party upon request thereof, at no cost, copies of all materials relating to the marketing or promotion of the Service, including, without limitation, print ads, radio and television commercials, brochures, literature, training programs and sales kits, and the party receiving such materials shall have the right to reproduce, and alter (except that the Proprietary Marks shall not be altered) such materials for its own use in the marketing or promotion of the Service.

18.     TERMINATION, OBLIGATIONS UPON TERMINATION OR EXPIRATION
        -------------------------------------------------------

a) Right to Terminate: If either DMX US or DMX CANADA commits a substantial breach of any covenant or condition contained herein (substantial being understood to include but not limited to all matters related to payments, minimum obligations and covenants, inability of DMX US to transmit the Service for any reason whatsoever, time and warranties) on its part to be performed, and such breach shall not be remedied within Thirty (30) days after receipt of written notice thereof, then this Agreement shall, at the option of the party claiming breach, be deemed terminated on the effective date set out in such written notice, subject to: (i) the rights of the parties hereto set out in Section 8 of this Agreement; (ii) DMX CANADA shall have a period of Six (6) months after the effective date of termination as set out in such notice to report the terms and conditions of any recent Commercial Service Agreements executed by a Service Subscriber and to distribute the Service thereto pursuant to Section 2(b); and (iii) the provisions contained in Section 2 hereof related to the continuation of the Service following termination.

b) Obligations Upon Termination or Expiration: Upon expiration, or in the event of termination for any cause, including but not limited to those specified above, DMX CANADA shall, subject only to the provisions of
        Section 2 hereof: (i) permanently cease using the Proprietary Marks as defined in Section 16; (ii) permanently cease using any trademark, tradename, service mark or other designation similar to the Proprietary Marks; (iii) make all alterations necessary to distinguish its business from any identity with DMX US; (iv) immediately return to DMX US all technical research and marketing materials, files and all other information or materials provided by DMX US or developed from materials provided by DMX US and related to the Service or any Adjunct Services;
        (v)
        render up or destroy, at the sole option of DMX US, any material and means for producing material bearing the Proprietary Marks; (vi) immediately cancel any registrations for its corporate name, or tradename which may include the Proprietary Marks or any component thereof; and (vii) cease using any tradename which may include the Proprietary Marks or any component thereof.

c) Effect of Expiration or Termination: Upon the expiration or earlier termination of this Agreement, all rights granted to DMX CANADA hereunder, except any rights surviving termination pursuant to Section 2 hereof, shall immediately terminate and revert to DMX US, and DMX CANADA shall undertake such further action as required to effect such revision.

19.     WARRANTIES AND INDEMNITIES

a) DMX US's Warranties: DMX US represents and warrants to DMX CANADA effective as of the date of this Agreement and throughout the Term as follows: (i) DMX Inc. is a corporation duly organized and validly existing under the laws of the State of Delaware; (ii) DMX US has the right to grant the rights granted hereunder to DMX CANADA, and DMX US shall not grant such rights in the Territory to any other person or entity during the Term, subject to the provisions of Section 7 hereof;
        (iii) DMX US has the power and authority to enter into this Agreement and has taken all necessary action to authorize the execution and delivery of the same and the consummation of the transactions contemplated herein; (iv) DMX US is under no contractual or other legal obligation which shall in any way interfere with its full, prompt and complete performance hereunder (or to the extent that there are such obligations, DMX US shall promptly obtain any and all consents necessary to permit DMX US to fully, promptly and completely perform hereunder); (v) the individual executing this Agreement on behalf of DMX US has the authority to do so; (vi) DMX US is in full compliance with all laws, including all rules and regulations to which it is subject; (vii) neither the Service, any program related thereto, or any component thereof is subject to, or the subject of, any lien, encumbrance, charge, lis pendens, or litigation pending or threatened which would affect, in any way, the ability of DMX US to observe and perform its obligations under this Agreement; (viii) the obligations created by this Agreement, insofar as they purport to be binding on DMX US, constitute valid and binding obligations of DMX US enforceable against it in accordance with their terms; (ix) the methods utilized by DMX US for recording and transmitting the Service do not violate any applicable law, regulation or ordinance or the rights of any third party; (x) neither the performance nor observance of any obligations of DMX US under this Agreement, nor the programming or transmission of the Service by DMX US, to the Territory, nor any other rights or materials provided by DMX US to DMX CANADA hereunder, shall violate any third party rights, including, without limitation, any confidentiality, intellectual property, copyright, trademark, tradename, service mark, patent, statutory or equitable right of any person whatsoever or otherwise give rise to civil or criminal liability or to any additional payment of fees by DMX CANADA to any copyright owner or collective, association or other body, other than as expressly provided in this Agreement, licensed to collect such payments on behalf of the copyright owner on account of the use of the copyrighted materials whether related in any way whatsoever to the Service, the Proprietary Marks, the Adjunct Services, if applicable, or any other rights or privileges granted herein; (xi) the transmission of the Service is, and shall be during the Term, fully compatible and functional with the reception and decoding equipment or technology provided to DMX CANADA pursuant to this Agreement, subject to the condition that such equipment and technology is manufactured, used and maintained in accordance with each of their respective operational, functional and technical specifications that have been agreed to between DMX US and such manufacturers thereof; and (xii) DMX US has the exclusive right, title and interest in and to the Proprietary Marks and the goodwill associated therewith. The foregoing representations and warranties shall survive the expiration or earlier termination of this Agreement.

b) DMX CANADA's Warranties: DMX CANADA represents and warrants to DMX US effective as of the date of this Agreement and throughout the Term as follows: (i) DMX CANADA is a partnership formed under the laws of the Province of Alberta; (ii) DMX CANADA has the authority to enter into this Agreement and has taken all necessary action to authorize the execution and delivery of the same and the consummation of the transactions contemplated herein; (iii) DMX CANADA is under no contractual or other legal obligation which shall in any way interfere with its full, prompt and complete performance hereunder (or to the extent that there are such obligations, DMX CANADA, shall promptly obtain any and all consents necessary to permit DMX CANADA, operating as DMX CANADA to fully, promptly and completely perform hereunder);
        (iv) the partners executing this Agreement on behalf of DMX CANADA has the authority to do so; (v) DMX CANADA is in material compliance with all laws to which it is subject; (vi) the obligations created by this Agreement, insofar as they purport to be binding on DMX CANADA, constitute valid and binding obligations of DMX CANADA enforceable against it in accordance with their terms. The foregoing representations and warranties shall survive the expiration or earlier termination of this Agreement.

c) DMX CANADA's Indemnification: DMX CANADA shall indemnify and forever hold harmless DMX US, DMX US's affiliates, subsidiaries, successors and assigns and their respective officers, directors, employees and agents (the "DMX US Parties") from any and all liabilities, losses, damages, claims, actions, suits, costs, expenses and disbursements including reasonable legal fees and expenses on a solicitor and his client basis of whatsoever kind and nature which shall result from:
        (i) the incorrectness of any representation or breach of any warranty of DMX CANADA contained in this Agreement; (ii) the breach by DMX CANADA of any of its covenants or agreement contained in this Agreement; and (iii) the distribution, promotion or marketing of the Service by DMX CANADA, pursuant to (and as permitted by) this Agreement. The foregoing indemnification shall survive the expiration or earlier termination of this Agreement.

d) DMX US's Indemnification: DMX US shall indemnify and forever hold harmless DMX CANADA, Shaw, its affiliates, as that term is defined in the Companies Act, British Columbia, the Agents and the Affiliates and all of their respective successors, assigns, officers, directors, employees and agents (collectively, the "DMX Canada Parties") from any and all liabilities, losses, damages, claims, actions, suits, costs, expenses and disbursements including reasonable legal fees and expenses on a solicitor and his client basis of whatsoever kind and nature which arise in connection with or result from: (i) the incorrectness of any representation or breach of any warranty of DMX US contained in this Agreement; (ii) the breach by DMX US of any of its covenants or agreements contained in this Agreement or its failure to observe and perform any of its obligations or covenants hereunder;
        (iii) a Voluntary Major Interruption in the transmission of the Service to the Territory, including, without limitation, all direct losses and identifiable costs arising in connection with the realignment, modification, alteration or change made to the reception equipment, technology or system used by DMX CANADA to distribute the Service in the Territory or to receive the digital audio signal transmitted by DMX US; and (iv) a Voluntary Minor Interruption in the transmission of the Service to the Territory, including, without limitation, all direct losses and identifiable costs arising in connection with the realignment, modification, alteration or change made to the reception equipment, technology or system used by DMX CANADA to distribute the Service in the Territory or to receive the digital audio signal transmitted by DMX US. The foregoing indemnification shall survive the expiration or earlier termination of this Agreement.

e) Notice of Claims: In connection with any indemnification provided in this Agreement, each party shall so indemnify the other only if such other party claiming indemnity shall give the indemnifying party prompt notice of any claim or litigation to which its indemnity applies; it being agreed that the indemnifying party shall have the right to assume the defence of any or all claims or litigation to which its indemnity applies and that the indemnified party will cooperate fully (at the cost of the indemnifying party) with the indemnifying party in such defence and in the settlement of such claim or litigation.

f) Limitation of Liability: Each party's entire liability and the exclusive remedies of either party against the other for any damages caused by any defect or failure in the Service or arising from the performance and nonperformance of any obligation under this Agreement, regardless of the form of action, whether in contract, tort, including negligence, strict liability or otherwise, except as specifically provided for otherwise in this Agreement, shall be the actual direct damages which are proven. Neither party shall be liable for any costs of the procurement of substitute services, incidental, indirect, special or consequential damages, or for lost profits or revenues of any kind, however caused, whether for breach of contract, or otherwise, and whether or not such party was previously advised of the possibility of such damages.

20.     FORCE MAJEURE
        -------------

        Except as herein otherwise expressly provided, if and whenever and to the extent that the parties hereto shall be prevented, delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or the observance or performance of any of the terms and conditions hereunder by reason of strikes or work stoppages or being unable to obtain any material, service, utility or labour required to fulfil such obligation or by reason of any statute, law or regulation of, or inability to obtain any permission from, any governmental authority having lawful jurisdiction including, without limitation, any order, decision, or declaration by the Government of Canada or its agencies or tribunals having jurisdiction, regarding maintaining or regulating the Canadian content of the Service which prevents, delays or restricts such fulfillment, or by reason of any other cause beyond the control of such party, the time for fulfillment of such obligation shall be extended during the period in which such circumstances operates to prevent, delay or restrict the fulfillment thereof, and the other party to this Agreement shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

21.     NOTICES
        -------

        Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

If to DMX CANADA:

DMX CANADA
Suite 900
630 - 3rd Avenue S.W.
Calgary, Alberta
T2P 4L4
Attention:  The President

With a courtesy copy to:

Shaw Communications Inc.
Suite 900
630 - 3rd Avenue S.W.
Calgary, Alberta
T2P 4L4

Attention:  Corporate Counsel

If to DMX US:

DMX Inc.
11400 W. Olympic Boulevard, Suite 1100
Los Angeles, California
90064-1S07
Attention: President

With a courtesy copy to:

Peter Laird, Esq.
Edelstein, Laird & Sobel, LLP
9255 Sunset Boulevard, Suite 800
Los Angeles, California
90069


        Any such notice or other communication shall be deemed to have been given and received on the day in which it was delivered or transmitted (or, if transmitted and such day is not a business day, on the next following business day) or, if mailed, on the fifth business day following the date of mailing; provided, however, that if at the time of mailing or within five business days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or the communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid. Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Section.


22.     CONFIDENTIALITY
        ---------------

        Without the prior consent of the other party, neither DMX US nor DMX CANADA shall disclose to any third party (other than the Agents and Affiliates, as the case may be, and each party's respective employees, agents, and professional advisors, in their capacity as such, with a need to know in the performance of their ordinary employee functions, or parties with which such party is participating in a joint venture, which need to know as part of such joint venture, provided in either case, such employees and parties agree to be bound by the provisions of this paragraph), including, without limitation, any municipality or other governmental entity, any information with respect to DMX US's proprietary technology, any research or other information provided by either party hereunder (including information with respect to the Agents, Affiliates and DMX US's agents and affiliates) or any other term, provision or covenant hereof except: (i) to the extent required by the other party to perform its obligations under this Agreement or approved in writing by the other party; (ii) to the extent necessary to comply with law, administrative rules, regulations or requirements, or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information and of this Agreement; (iii) as part of its normal reporting or review procedure to its auditors, its attorneys or to performing rights societies; (iv) in order to enforce its rights pursuant to this Agreement; or (v) to the extent the information has already been publicly released by the other party.

23.     ASSIGNMENT

a) Assignment; Binding Effect; Reorganization: This Agreement, including both its obligations and benefits, shall enure to the benefit of, and be binding on, the respective assignees, transferees and successors of the parties, except that neither this Agreement nor either party's rights or obligations hereunder shall be assigned or transferred by either party without the prior written consent of the other party provided, however, no consent shall be necessary in the event of any assignment to a successor entity resulting from a merger, acquisition or consolidation by either party or assignment to any affiliate of either party hereto as the term "affiliate" is defined in the Companies Act, British Columbia. DMX US acknowledges and agrees that any sale by DMX CANADA to a third person pursuant to section 2(c) hereof shall not constitute an assignment for the purposes of this section 23(a).

b) Insolvency: If either party makes an assignment for the benefit of its creditors, or commences bankruptcy, receivership, insolvency, reorganization, dissolution or liquidation proceedings, that party shall be deemed to be in default of its obligations under this Agreement, and the other party shall be entitled to exercise any and all remedies provided at law or in equity or otherwise provided in this Agreement.

24.     MISCELLANEOUS
        -------------

a) Entire Agreement; Amendments; Waivers: This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and supersedes and replaces the Original License and the various letter agreements amending the same (collectively, the "1992 Agreement") but only with respect to the distribution of the Service to Commercial Establishments. DMX US acknowledges that DMX CANADA retains the right to distribute the Service to Private Residences in the Territory in accordance with the 1992 Agreement, and any successor thereof and DMX US shall not distribute the Service to Private Residences in the Territory until such time as DMX CANADA's rights have expired under the 1992 Agreement or any successor thereof. This Agreement shall be amended, modified or terminated only in writing signed by both parties. Any waiver must be in writing and signed by the party whose rights are being waived and no waiver by either DMX CANADA or DMX US of any breach of any provision hereof shall be or be deemed to be a waiver of any preceding or subsequent breach of the same or any other provision of this Agreement.

b) Governing Law: The obligations of DMX CANADA and DMX US under this Agreement and all matters collateral thereto shall be governed by the laws of the Province of British Columbia, Canada.

c) No Agency: Neither DMX CANADA nor DMX US shall be or hold itself out as the agent of the other under this Agreement. No Service Subscriber shall be deemed to have any privity of contract or direct contractual or other relationship with DMX US by virtue of this Agreement or DMX US's delivery of the Service to DMX CANADA hereunder.

d) Jurisdiction for Disputes: In the event of any controversy or claim arising out of or relating to this Agreement or the making, performance or interpretation thereof, the parties hereto shall recognize and be subject to the laws in force in the Province of British Columbia, Canada.

e) Injunctive Relief: If DMX CANADA breaches the non-competition provisions of Section 4(b) hereof, or if DMX CANADA breaches Section 16 hereof, then DMX CANADA agrees that DMX US shall be entitled to seek injunctive relief in connection with such breach. If DMX US breaches the exclusivity provisions of Section 3 hereof, then DMX US agrees that DMX CANADA shall be entitled to seek injunctive relief in connection with such breach, and if DMX US breaches the provisions of Sections 4, 6, 7, 16, and 17 hereof, then DMX US agrees that DMX CANADA shall be entitled to seek specific performance in connection with such breach.

f) No Partnership: Nothing contained herein shall be deemed to create, and the parties do not intend to create, any partnership or joint venture as and between DMX CANADA and DMX US and neither party is authorized to or shall act toward third parties or the public in any manner which would indicate any such relationship with the other.

g) Severability: the invalidity under applicable law of any provision of this Agreement shall not affect the validity of any other provision of this Agreement, and in the event that any provision hereof is determined to be invalid or otherwise illegal, this Agreement shall remain effective and shall be construed in accordance with its terms; provided however, that the provision of this Agreement which is affected shall, to the extent possible, be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

h) Headings and Captions: The titles and headings of the paragraphs in this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement.

i) Counterparts: This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement, and shall become effective when each party has received an original counterpart which has been executed by the other party. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

j) No Inference Against Author: DMX US and DMX CANADA each acknowledge that this Agreement was fully negotiated by the parties and, therefore, no provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

k) No Third Party Beneficiaries: The provisions of this Agreement are for the exclusive benefit of the parties hereto and their permitted assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement.

l) Arbitration: In the event that a dispute arises between the parties hereto pursuant to this Agreement, differences or unresolved matters shall be referred to arbitration which arbitration shall be conducted in accordance with the following procedures and principles:

(i) Upon the written demand of either party and within ten (10) days from the date of such demand, each party shall appoint an arbitrator and the two appointed arbitrators shall then promptly appoint a third. If either party shall fail to appoint an arbitrator within ten (10) days from the date of the demand, then the arbitrator shall, upon the application of the other party, be appointed by a Justice of the Supreme Court of British Columbia. If the two arbitrators shall fail, within ten (10) days from the appointment of the second of them, to agree upon and appoint the third arbitrator, then upon the application of either party, the third arbitrator shall be appointed by a Justice of the Supreme Court of British Columbia.

(ii) The arbitrators shall proceed promptly to hear and shall determine the matter in dispute subject to any reasonable delay.

(iii) The award of the arbitrators shall be drawn up in writing and signed by the arbitrators, or a majority of them, and shall be final and binding on the parties, and the parties shall abide by the award and perform its terms and conditions. Each party shall be responsible for the fees and expenses of the arbitrator named by it and the fees and expenses of the third arbitrator shall be paid in equal proportion by DMX US and DMX CANADA.

(iv) Save as otherwise expressly provided, the provisions of the Commercial Arbitration Act of British Columbia shall apply provided that when there is a conflict between the provisions of this section and the Act, the provisions of this section shall apply.

(v) When appointing arbitrators and in nominating persons for consideration for appointment by the Supreme Court of British Columbia the parties shall use their best efforts to appoint or nominate persons who by experience or profession are qualified to hear and determine the dispute or difference brought before them.

        (vi) Notwithstanding any dispute or difference or arbitration proceeding arising from this Agreement, the parties shall continue to perform their respective obligations under this Agreement while any matter is the subject of negotiation, discussion or arbitration and prior to the rendering of the arbitral award.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         DMX INC.

                                         Per: /s/ LON A. TROXEL
                                             ----------------------------------
                                         Title: COO

                                         THE DMX CANADA PARTNERSHIP

                                         BY ITS PARTNER, SHAW CABLESYSTEMS LTD.

                                         Per: /s/ HEATHER SHAW
                                             ----------------------------------
                                         Title: Vice President, Televisual

                                         Per: /s/ MICHAEL OSTOPOWICH
                                             ----------------------------------
                                         Title: Senior V.P., Finance

                                         BY ITS PARTNER, 450714 B.C.LTD.

                                         Per: /s/ BRIAN IRWIN
                                             ----------------------------------
                                         Title: President/Secretary

                                         Per:
                                             ----------------------------------
                                         Title: